UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2008

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

10883 Thornmint Road, San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

By resolution dated August 29, 2008, the Board of Directors of ImageWare Systems, Inc. (the "Company") authorized the sale of 1,500 shares of the Comany's Series D 8% Convertible Preferred Stock (the "Series D Preferred Stock") at a stated value of $1,000 per share for aggregate gross proceeds of $1,500,000.  Commencing on August 29, 2008 and ending on September 5, 2008 (the “Closing”), the Company entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”) pursuant to which the Company sold to the Investors an aggregate of 765 shares of the Company’s Series D Preferred Stock for aggregate gross proceeds of $765,000, and issued to the Investors warrants (the “Warrants”) to purchase up to an aggregate of 1,530,000 shares of common stock of the Company with an exercise price of $0.50 per share (the “Financing”).  The Warrants may be exercised at any time from February 28, 2009 until February 28, 2014. In addition, the Warrants contain a “cashless exercise” feature.  At any time on or before the 15th day following the Closing, the Company may sell up to the balance of the authorized shares of Preferred Stock and Warrants not sold at the Closing to such persons as may be approved by the Company.

Item 3.02.  Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The agreements executed in connection with the Financing contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing other than communications with the Investors; the Company obtained representations from the Investors regarding their investment intent, experience and sophistication; and the Investors either received or had access to adequate information about the Company in order to make an informed investment decision.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By resolution dated August 29, 2008, the Company’s Board of Directors (the “Board”) increased the number of shares of Series D 8% Convertible Preferred Stock that may be issued pursuant to the terms of the Securities Purchase Agreement to 3,000. Certain rights of the holders of the Series D Preferred Stock are senior to the rights of the holders of common stock (and common stock equivalents) and junior to the rights of the holders of the Company’s Series B Preferred Stock and the Company’s Series C 8% Convertible Preferred Stock (the “Series C Preferred Stock”).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description
10.1	Securities Purchase Agreement dated August 29, 2008 by and among the Company and certain accredited investors.
10.2	Form of Warrant to Purchase Common Stock dated August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

Date: September 5, 2008	By: /s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer